Exhibit 24.1



                                       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-12420) and on Form S-3 (File No.
33-47552).









ARTHUR ANDERSEN & CO.



New York, New York
March 28, 1994